UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

to Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 21, 2021

Date of Report (Date of earliest event reported)

Goldenbridge Acquisition Limited

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	001-40132	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15/F, Aubin House 171-172 Gloucester Road Wanchai, Hong Kong	n/a
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 186-0217-2929

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Ordinary Share, no par value, one Redeemable Warrant to acquire one-half of one Ordinary Share, and one Right to acquire one-tenth (1/10) of an Ordinary Share	GBRGU	NASDAQ Capital Market
Ordinary Shares	GBRG	NASDAQ Capital Market
Warrants	GBRGW	NASDAQ Capital Market
Rights	GBRGR	NASDAQ Capital Market

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Management of Goldenbridge Acquisition Limited (the “Company”) and the Audit Committee of the Company’s Board of Directors in consultation with Friedman LLP, the Company’s independent registered public accounting firm (“Friedman”), identified the need to revise the Company’s prior position on accounting for warrants and redeemable ordinary shares and restate the Company’s March 4, 2021, March 31, 2021 and June 30, 2021 financial statements to reclassify its Public Warrants (as defined below) within equity and its redeemable ordinary shares outside of permanent equity.

On April 12, 2021, the Securities and Exchange Commission (“SEC”) released a public statement entitled Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”), informing market participants that warrants issued by SPACs may require classification as a liability of the entity measured at fair value, with changes in fair value each period reported in earnings (the “SEC Statement”). As a result of the SEC Statement, the Company had previously classified its 5,750,000 public warrants (the “Public Warrants”) issued in connection with the Company’s initial public offering as financial instruments classified within derivative liabilities. For more information about the Company’s classification of the Public Warrants, please refer to the Company’s Current Report on Form 8-K/A filed with the SEC on May 17, 2021.

In accordance with SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of the Company require ordinary shares subject to redemption to be classified outside of permanent equity (the “SEC Guidance”). The Company had previously classified a portion of its ordinary shares issued in connection with the Company’s initial public offering in permanent equity. Although the Company did not specify a maximum redemption threshold, its charter provides that currently, the Company will not redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001.

Management concluded that a deficiency in internal control over financial reporting existed relating to the accounting treatment for complex financial instruments and that the failure to properly account for such instruments constituted a material weakness as defined in the SEC regulations.

In light of this material weakness, as a result of the SEC Statement and the SEC Guidance, and after discussion and evaluation with Friedman, on December 21, 2021, the Company’s management and the Audit Committee of the Company’s Board of Directors, concluded that the Company’s previously issued (i) audited balance sheet as of March 4, 2021 included in the Company’s Current Report on Form 8-K/A filed with the SEC on May 17, 2021, (ii) audited financial statements as of June 30, 2021 and for the year ended June 30, 2021 filed with the SEC on September 1, 2021, (iii) unaudited interim financial statements as of March 31, 2021 and for the three and nine months ended March 31, 2021 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 17, 2021 (collectively, the “Affected Periods”), should no longer be relied upon and that it is appropriate to restate the Company’s financial statements for the Affected Periods. Accordingly, the Company will restate such financial statements in an amendment to its Annual Report on Form 10-K for the period ended June 30, 2021 to be filed with the SEC as soon as practicable, to (i) classify the Public Warrants within equity, and (ii) classify all public shares issued in connection with the Company’s initial public offering as temporary equity at redemption value and any related impact, as the threshold in its charter would not change the nature of the underlying shares as redeemable and thus would be required to be classified outside of permanent equity.

The Company has reflected the corrections described above in its Quarterly Report on Form 10-Q for the period ended September 30, 2021, filed with SEC on November 15, 2021. The Company does not expect the changes described above to have any impact on its cash position or the balance held in the trust account.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with Friedman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 22, 2021

GOLDENBRIDGE ACQUISITION LIMITED

By:	/s/ Yongsheng Liu
Name:	Yongsheng Liu
Title:	Chief Executive Officer

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